United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 9, 2016

Date of Report (date of earliest event reported)

Fox Factory Holding Corp.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36040	26-1647258
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

915 Disc Drive

Scotts Valley, California 95066

(Address of Principal Executive Offices) (Zip Code)

(831) 274-6500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 9, 2016, Fox Factory Holding Corp. (the “Company”) entered into a Stock Repurchase Agreement (the “Agreement”) with Compass Group Diversified Holdings LLC (“Seller”), a stockholder of the Company. Pursuant to the Agreement, on March 16, 2016, the Company is expected to close the repurchase of 500,000 shares of the Company’s common stock, par value $0.001, beneficially owned or held by the Seller in a private transaction for an aggregate purchase price of $7,947,500 or $15.895 per share. The Company intends to fund this private repurchase transaction with cash on hand and borrowings from its revolving credit agreement. The private repurchase is subject to the completion of our secondary public offering pursuant to a prospectus supplement dated March 11, 2016 and filed on March 14, 2016 with the Securities and Exchange Commission. The description of the Agreement contained herein is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

d) Exhibits

The following exhibits are filed herewith:

Exhibit	Description

10.1	Copy of Stock Repurchase Agreement, dated March 9, 2016, between Fox Factory Holding Corp. and Compass Group Diversified Holdings LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fox Factory Holding Corp.

Date: March 15, 2016	By:	/s/ Zvi Glasman
Zvi Glasman
Chief Financial Officer and Treasurer